UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2014

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 25, 2014, the Company's Board of Directors elected Merrill R. Osheroff, Ph.D., as a Class II director of the Company, replacing David W. Crabb, M.D., who resigned on January 6, 2014. Dr. Osheroff was also appointed to the Compensation Committee of the Board of Directors. Dr. Osheroff’s term will expire with the other Class II directors at the 2014 annual meeting of shareholders.

As a director of the Company, Dr. Osheroff will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 30, 2013. This compensation generally consists of an annual retainer in the amount of $3,300, meeting attendance fees of $1,000 for each board meeting ($500 for a telephonic meeting), and meeting attendance fees of $500 for each committee meeting ($250 for a telephonic meeting).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: January 28, 2014	By:	/s/Jacqueline M. Lemke
Jacqueline M. Lemke
President and Chief Executive Officer and Chief
Financial Officer and Vice President—Finance